UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2009

FIBERNET TELECOM GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-24661 (Commission File Number)	52-2255974 (I.R.S. Employer Identification No.)

220 West 42nd Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 405-6200

(Registrant’s telephone number including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 10, 2009, a putative class action captioned Chen v. DeLuca, et al., was filed in the Supreme Court of New York for the County of New York against FiberNet Telecom Group, Inc. (the “Company”) and its directors, as well as Zayo Group, LLC (“Zayo Group”) and Zayo Merger Sub, Inc., a direct wholly owned subsidiary of Zayo Group (“Merger Sub”). The action was brought by a purported stockholder of the Company, on behalf of a putative class of Company stockholders, and, among other things, seeks to enjoin the consummation of the merger of Merger Sub with and into the Company (the “Merger”) and seeks an award of monetary damages, costs and an accounting for all profits and any special benefits obtained by the defendants as a result of the proposed Merger. Plaintiff alleges that the decisions by the Company’s directors to approve the Merger constituted breaches of their respective fiduciary duties because they failed to engage in an honest and fair sales process and failed to disclose material facts regarding the proposed Merger. Plaintiff also contends that the Company, Zayo Group and Merger Sub aided and abetted the alleged breaches of fiduciary duties by the Company’s directors. The Company intends to defend the action vigorously but can provide no assurance as to the manner or timing of the resolution of the action. For more information, please see the civil action complaint attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1     Civil Action Complaint captioned Chen v. DeLuca, et al., filed in the Supreme Court of New York for the County of New York on July 10, 2009.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the Merger. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ZAYO GROUP, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by the Company and Zayo Group through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement after it is filed with the SEC from the Company by contacting Investor Relations by telephone at (212) 405-6200, by mail at FiberNet Telecom Group, Inc., 220 W. 42nd Street, 13th Floor, New York, New York 10036, Attention: Investor Relations, by emailing investor.relations@ftgx.com, or on the Investors & Press section of the Company’s website at www.ftgx.com.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

The Company and its directors and executive officers, Zayo Group and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on April 22, 2009. Investors may obtain additional information regarding the interest of Zayo Group and its directors and executive officers and the Company and its directors and executive officers in the proposed transaction by reading the Proxy Statement regarding such transaction when it becomes available.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this Current Report on Form 8-K.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the Merger Agreement, (3) the inability to complete the Merger due to the failure to satisfy other conditions, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the transaction. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.ftgx.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this Current Report on 8-K and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By: /s/ Charles S. Wiesenhart Jr.________

Name: Charles S. Wiesenhart Jr.

Title: Vice President—Finance and

Chief Financial Officer